SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549

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                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):

                                 July 28, 1999



                               GEOKINETICS INC.

              (Exact name of Registrant as specified in charter)


             DELAWARE                   0-9268                 94-1690082
  (State or other jurisdiction       (Commission             (IRS Employer
         of incorporation)           File Number)          Identification No.)


  5555 SAN FELIPE, SUITE 780, HOUSTON, TEXAS                   77056
   (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number including area code:  (713) 850-7600

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            On July 28, 1999, Registrant sold all of the outstanding capital stock of HOC Operating Co., Inc., a Texas corporation and wholly-owned subsidiary of Registrant ("HOC"), to Halex Oil Corporation, a Texas corporation ("Halex"), pursuant to the terms of a Stock Purchase Agreement (the "HOC Agreement") among Registrant, HOC and Halex. Pursuant to the HOC Agreement, Halex acquired 1,000 shares of the common stock of HOC (the "HOC shares"), representing 100% of the outstanding capital stock of HOC from Registrant in exchange for the assumption by Halex of (1) $75,000 of Registrant's obligations under that certain Lease Bank Facility Promissory Note in the principal amount of $110,000 payable by Geokinetics Production Company, Inc., a Texas corporation and wholly-owned subsidiary of Registrant ("Geokinetics Production"), to the Dan C. Hale and Donna Jane Hale Trust dated January 17, 1995 (the "Trust"); and (2) approximately $58,500 of HOC's and Geokinetics Production's accounts payable (as defined in the HOC Agreement). The value of the proved producing oil and gas reserves owned by HOC on the date of the transaction was approximately $136,000. Immediately prior to the sale of HOC's stock to Halex, Geokinetics Production conveyed to HOC various interests in certain oil and gas properties. Further, Registrant issued to the Trust a Common Stock Purchase Warrant entitling the Trust to purchase from Registrant all or any part of 35,000 shares of fully paid and non-assessable Common Stock at a purchase price of $0.656 per share. The expiration date of this Warrant is June 30, 2004. Registrant also entered into a Promissory Note with the Trust for $35,000, with an effective interest rate based on the Citibank, N.A. prime rate plus four percent, due on or before December 31, 2000.

            From August 1, 1994 to July 1, 1999, Michael Hale, the owner of 100% of the outstanding capital stock of Halex, served as a Vice President and the Secretary of Registrant and as an officer and director of certain of Registrant's subsidiaries. Pursuant to the terms of the HOC Agreement, Mr. Hale resigned from all of his positions with Registrant and subsidiaries of Registrant. The Registrant believes that the amount of consideration received by Registrant from Halex for the acquisition of the HOC shares was no less than Registrant would have received from an unrelated party.

            The description contained herein of Registrant's sale of the HOC shares is qualified in its entirety by reference to the HOC Agreement, a copy of which is attached hereto as Exhibit 2.1.

ITEM 7.     EXHIBITS.

            (2.1) Stock Purchase Agreement, dated July 28, 1999, among Halex Oil Corporation, HOC Operating Co., Inc. and Geokinetics Inc (without exhibits).

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein to duly authorized.


Dated:      August 12, 1999

                                          GEOKINETICS INC.



                                          By: /s/ THOMAS J. CONCANNON
                                          Name:   Thomas J. Concannon
                                          Title:  Vice President and Chief
                                                  Financial Officer